UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

As previously disclosed, AMC Entertainment Holdings, Inc. (the “Company”) is party to a credit agreement, dated as of April 30, 2013, and as amended through the sixth amendment thereto dated April 22, 2019 (the “Credit Agreement”). In addition to senior secured term loans, the Credit Agreement provides for a $225 million senior secured revolving credit facility (which includes borrowing capacity available for letters of credit) due April 22, 2024 (the “AMC Revolving Credit Facility”). As of December 31, 2019, the Company had $215 million available for borrowing, net of letters of credit, under the AMC Revolving Credit Facility.

Also, as previously disclosed, on December 7, 2017, the Company entered into a £100 million revolving credit facility secured by the assets of our Odeon subsidiary in England and Wales (the “Odeon Credit Facility”). As of December 31, 2019, the Company had £89.2 million available for borrowing, net of letters of credit, under the Odeon Revolving Credit Facility. The AMC Revolving Credit Facility and the Odeon Revolving Credit Facility are collectively referred to herein as the “Revolving Credit Facilities.”

The material terms of the Revolving Credit Facilities are described in Note 8 to Consolidated Financial Statements included in the Annual Report on Form 10-K filed by the Company on February 28, 2020, and are incorporated herein by reference.

On March 20, 2020, the Company increased its borrowings under the Revolving Credit Facilities as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. As of March 24, 2020, the Company has borrowed $215 million under the AMC Revolving Credit Facility and £89.2 million under the Odeon Credit Facility, which constitutes all of the remaining available amounts under the Revolving Credit Facilities, net of letters of credit.

Forward Looking Statements

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, and projected results of operations, including factors and assumptions underlying the Company’s projections, in particular COVID-19; (ii) the Company’s expectations relating to its operations, including factors and assumptions underlying the Company's expectations, in particular COVID-19; and (iii) the Company's expectations with respect to liquidity and solvency. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the impact of fears or actual outbreaks of disease, changes in consumer behavior, economic conditions, governmental actions, ability to access to the capital markets and alternative sources of liquidity, the Company’s ability to manage costs, and other factors beyond the Company's control, on the Company's results of operations; and (ii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Caution should be taken not to place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has du1y caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: March 24, 2020	By:	/s/ Sean D. Goodman
Sean D. Goodman
Executive Vice President and
Chief Financial Officer

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